Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of PSC Inc. on Form S-3 of our report dated January 26, 1996, except for Note 3, as to which the date is February 9, 1996, on our audits of the combined financial statements of the Data Capture Group of Spectra-Physics AB as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's Current Report on Form 8-K/A dated September 23, 1996.


/s/ Coopers & Lybrand LLP
Eugene, Oregon
October 7, 1996